Exhibit 23.1

THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT

3901 STONE WAY N., SUITE 202

SEATTLE, WA  98103

206.547.6050

REGISTERED AUDITOR'S CONSENT

   I, Thomas J. Harris, CPA, of 3901 Stone Way North, Suite # 202, Seattle, WA. 98103, do hereby consent to the use of my report dated March 28, 2011 on the financial statements of Amazonica Corp. as of April 39, 2011, be included in and made part of any filing to be filed with the U. S. Securities and Exchange Commission.

Dated this 20th day of June, 2011.

Thomas J. Harris

Certified Public Accountant